UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

KKR & CO. L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34820 (Commission File Number)	26-0426107 (IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York (Address of principal executive offices)	10019 (Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2014, David Drummond was appointed to the Board of Directors of KKR Management LLC, the general partner of KKR & Co. L.P., and its Conflicts Committee.

Mr. Drummond will receive KKR Management LLC’s customary cash compensation for its non-executive directors, consisting of a prorated annual cash retainer of $75,000.  In addition, the Board of Directors authorized a grant of 2,606 restricted equity units under the KKR & Co. L.P. 2010 Equity Incentive Plan to Mr. Drummond.  Mr. Drummond also entered into KKR Management LLC’s and KKR & Co. L.P.’s customary indemnification agreement for its non-executive directors.

Item 7.01              Regulation FD Disclosure

A copy of the press release announcing the appointment of Mr. Drummond to the Board of Directors of KKR Management LLC is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release of KKR & Co. L.P., dated March 17, 2014, announcing the appointment of David Drummond as director (This exhibit is furnished and not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.

By: KKR Management LLC, its general partner

Date: March 17, 2014	By:	/s/ David J. Sorkin
	Name:	David J. Sorkin
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release of KKR & Co. L.P., dated March 17, 2014, announcing the appointment of David Drummond as director (This exhibit is furnished and not filed)